Exhibit 23.3

Cawley, Gillespie & Associates, Inc.

PETROLEUM CONSULTANTS

1000 LOUISIANA STREET, SUITE 625	306 WEST SEVENTH STREET, SUITE 302	9601 AMBERGLEN BLVD., SUITE 117
HOUSTON, TEXAS 77002-5008	FORT WORTH, TEXAS 76102-4987	AUSTIN, TEXAS 78729-1106
713-651-9944	817-336-2461	512-249-7000
FAX 713-651-9980	FAX 817-877-3728	FAX 512-233-2618

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of GeoResources, Inc. for the year ended December 31, 2010. We hereby further consent to the use of information contained in our reports setting forth the estimates of revenues from GeoResources, Inc.’s oil and gas reserves as of December 31, 2010, 2009 and 2008 and to the inclusion of our report dated February 25, 2011 as an exhibit to the Annual Report on Form 10-K of GeoResources, Inc. for the year ended December 31, 2010. We further consent to the incorporation by reference thereof into GeoResources, Inc.’s Registration Statements on Forms S-3 (File No. 333-144831, effective August 13, 2007; File No. 333-152041, effective June 30, 2008; File No. 333-155681, effective November 25, 2008; and File No. 333-170832, effective December 19, 2010) and on Forms S-8 (File No. 333-145221, effective August 8, 2007 and File No. 333-149216, effective February 13, 2008).

Sincerely,

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

March 9, 2011